Loan Agreement

relating to a $34,000,000 facility to finance four MR Product Tankers

Dated            November 2007

Agawam Shipping Corp.

and

Aquidneck Shipping Corp.

and

Anawan Shipping Corp.

and

Isabelle Shipholdings Corp.

and

Boss Tankers Ltd.
(as joint and several Borrowers)

Bank of Scotland plc
(as Lender)

Bank of Scotland plc
(as Swap Bank)

Contents

1	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	11

2	Facility	14

3	Drawdown	14
3.1	Request for Advance	14
3.2	Availability	14
3.3	Drawdown Notice irrevocable	14
3.4	Disbursement of Advance	15
3.5	Disbursement of Advance to third party	15

4	Interest	15
4.1	Payment of normal interest	15
4.2	Normal rate of interest	15
4.3	Payment of accrued interest	15
4.4	Notification of market disruption	15
4.5	Suspension of drawdown.	15
4.6	Negotiation of alternative rate of interest	15
4.7	Application of agreed alternative rate of interest	16
4.8	Alternative rate of interest in absence of agreement	16
4.9	Notice of prepayment	16
4.10	Prepayment	16
4.11	Application of prepayment	16

5	Interest Periods	16
5.1	Commencement of Interest Periods	16
5.2	Duration of normal Interest Periods	16
5.3	Duration of Interest Periods for repayment instalments	17
5.4	Duration of Interest Periods during the relevant Availability Period	17
5.5	Non-availability of matching deposits for Interest Period selected	17

6	Default interest	17
6.1	Payment of default interest on overdue amounts	17
6.2	Default rate of interest	17
6.3	Calculation of default rate of interest	18
6.4	Notification of interest periods and default rates	18
6.5	Payment of accrued default interest	18
6.6	Compounding of default interest	18
6.7	Application to Master Agreements	18

7	Repayment and prepayment	18
7.1	Amount of repayment instalments	18
7.2	Repayment Dates	19
7.3	Final Repayment Date	20
7.4	Voluntary prepayment	20
7.5	Conditions for voluntary prepayment	20
7.6	Effect of notice of prepayment	20
7.7	Mandatory prepayment	20
7.8	Amounts payable on prepayment	21
7.9	Application of partial prepayment	21
7.10	No reborrowing	21
7.11	Unwinding of Designated Transactions	21

8	Conditions precedent	21
8.1	Documents, fees and no default	21
8.2	Waivers of conditions precedent	22

9	Representations and warranties	22
9.1	General	22
9.2	Status	22
9.3	Share capital and ownership	22
9.4	Corporate power	22
9.5	Consents in force	23
9.6	Legal validity; effective Security Interests	23
9.7	No third party Security Interests	23
9.8	No conflicts	23
9.9	No withholding taxes	23
9.10	No default	23
9.11	Information	24
9.12	No litigation	24
9.13	Compliance with certain undertakings	24
9.14	Taxes paid	24
9.15	ISM Code and ISPS Code compliance	24
9.16	No filing or stamp taxes	24
9.17	Own account	24
9.18	Pari passu ranking	24
9.19	No sovereign immunity	25

10	General undertakings	25
10.1	General	25
10.2	Title; negative pledge	25
10.3	No disposal of assets	25
10.4	No other liabilities or obligations to be incurred	25
10.5	Information provided to be accurate	25
10.6	Provision of financial statements and other information	25
10.7	Form of financial statements	26
10.8	Shareholder and creditor notices	26
10.9	Consents	26
10.10	Maintenance of Security Interests	26
10.11	Notification of litigation	27
10.12	No amendment to Master Agreements	27
10.13	Principal place of business	27
10.14	Confirmation of no default	27
10.15	Notification of default	27
10.16	Provision of further information	28
10.17	Due diligence	28

11	Corporate undertakings	28
11.1	General	28
11.2	Maintenance of status	28
11.3	Negative undertakings	28

12	Insurance	29
12.1	General	29
12.2	Maintenance of obligatory insurances	29
12.3	Terms of obligatory insurances	29
12.4	Further protections for the Lender	30
12.5	Renewal of obligatory insurances	30
12.6	Copies of policies; letters of undertaking	31
12.7	Copies of certificates of entry	31
12.8	Deposit of original policies	31
12.9	Payment of premiums	32

12.10	Guarantees	32
12.11	Compliance with terms of insurances	32
12.12	Alteration to terms of insurances	32
12.13	Settlement of claims	32
12.14	Provision of copies of communications	32
12.15	Provision of information	33
12.16	Mortgagee's interest, additional perils	33

13	Ship covenants	33
13.1	General	33
13.2	Ship's name and registration	33
13.3	Repair and classification	34
13.4	Modification	34
13.5	Removal of parts	34
13.6	Surveys	34
13.7	Inspection	34
13.8	Prevention of and release from arrest	34
13.9	Compliance with laws etc.	35
13.10	Provision of information	35
13.11	Notification of certain events	35
13.12	Restrictions on chartering, appointment of managers etc.	36
13.13	Notice of Mortgage	36
13.14	Sharing of Earnings	36

14	Security cover	36
14.1	Minimum required security cover	36
14.2	Provision of additional security; prepayment	37
14.3	Value of additional vessel security	37
14.4	Valuations binding	37
14.5	Provision of information	37
14.6	Payment of valuation expenses	37
14.7	Application of prepayment	37

15	Payments and calculations	38
15.1	Currency and method of payments	38
15.2	Payment on non-Business Day	38
15.3	Basis for calculation of periodic payments	38
15.4	Lender accounts	38
15.5	Accounts prima facie evidence	38
15.6	Source of funds	38

16	Application of receipts	39
16.1	Normal order of application	39
16.2	Variation of order of application	39
16.3	Notice of variation of order of application	39
16.4	Appropriation rights overridden	40

17	Application of Earnings	40
17.1	Payment of Earnings	40
17.2	Location of accounts	40
17.3	Debits for expenses etc.	40

18	Events of Default	40
18.1	Events of Default	40
18.2	Actions following an Event of Default	43
18.3	Termination of Commitment	43
18.4	Acceleration of the Advances	43
18.5	Multiple notices; action without notice	43
18.6	Exclusion of Lender/Swap Bank liability	43

18.7	[Intentionally left blank]	44
18.8	Interpretation	44

19	Fees and expenses	44
19.1	Arrangement and commitment fees	44
19.2	Prepayment fee	44
19.3	Costs of negotiation, preparation etc.	44
19.4	Costs of variations, amendments, enforcement etc.	44
19.5	Certification of amounts	44

20	Indemnities	45
20.1	Indemnities regarding borrowing and repayment of the Advances	45
20.2	Breakage costs	45
20.3	Miscellaneous indemnities	45
20.4	Currency indemnity	46
20.5	Application to Master Agreements	46
20.6	Certification of amounts	46

21	No set-off or Tax Deduction; value added tax	46
21.1	Definitions	46
21.2	No set-off and counterclaim	47
21.3	Tax gross-up	47
21.4	Tax indemnity	47
21.5	Tax Credit	47
21.6	Stamp taxes	48
21.7	Value added tax	48

22	Illegality, etc.	48
22.1	Illegality	48
22.2	Notification and effect of illegality	48
22.3	Mitigation	48

23	Increased costs	49
23.1	Definitions	49
23.2	Increased Costs	50
23.3	Optional prepayment	50

24	Set-off	50
24.1	Application of credit balances	50
24.2	Existing rights unaffected	51
24.3	No Security Interest	51

25	Transfers and changes in lending office	51
25.1	Transfer by Borrowers	51
25.2	Assignment by Lender	51
25.3	Rights of assignee	51
25.4	Sub-participation; subrogation assignment	51
25.5	Disclosure of information	51
25.6	Change of lending office	51

26	Variations and waivers	52
26.1	Variations, waivers etc. by Lender	52
26.2	Exclusion of other or implied variations	52

27	Notices	52
27.1	Method and delivery	52
27.2	Addresses	52
27.3	Receipt	53

27.4	Electronic communication	54
27.5	Service Documents	54
27.6	Valid notices	54

28	Joint and several liability	54
28.1	General	54
28.2	No impairment of Borrower's obligations	54
28.3	Principal debtors	54
28.4	Subordination	55
28.5	Borrower's required action	55

29	Relationship between the Lender and the Swap Bank	55

30	Supplemental	55
30.1	Rights cumulative, non-exclusive	55
30.2	Invalidity	56
30.3	Counterparts	56
30.4	Third party rights	56

31	Governing law	56

32	Jurisdiction	56
32.1	Jurisdiction of the English courts	56
32.2	Proceedings in other jurisdictions	56
32.3	Waiver of objections	56

33	Service of process	56
33.1	Address for service	56
33.2	Agreed method of service	57

Schedule 1 - Drawdown Notice		58

Schedule 2 - Condition precedent documents		59

Schedule 3 – Mandatory Cost formula		63

Schedule 4 - Designation notice		64

Appendix A - Form of Mortgage

Appendix B – Form of Deed of Covenant

Appendix C - Form of General Assignment

Appendix D - Form of Accounts Security Deed

Appendix E - Form of Guarantee

Appendix F – Form of Master Agreement Assignment

Loan Agreement

Dated                                            2007

Between

(1)	Agawam Shipping Corp.;

(2)	Aquidneck Shipping Corp.;

(3)	Anawan Shipping Corp.;

(4)	Isabelle Shipholdings Corp.;

(5)	Boss Tankers Ltd.;

as joint and several Borrowers (as that term is defined below);

(6)	Bank of Scotland plc as the Lender (as that term is defined below); and

(7)	Bank of Scotland plc as the Swap Bank (as that term is defined below).

Background

A
The Lender has agreed to make available to the Borrowers a facility of up to $34,000,000 in respect of (a) the refinancing of the Existing Loan, and (b) the financing of the product tanker type vessel named "Pequod". Each Ship is the subject of a conversion project which will convert each Ship from a single hull status to a fully IMO compliant double hull status.

B	The Swap Bank has agreed to enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers' exposure under this Agreement to interest rate fluctuations.

C	The Lender and the Swap Bank have agreed to share pari passu in the security to be granted to the Lender pursuant to this Agreement.

It is agreed

1	Definitions and interpretation

1.1	Definitions

Subject to Clause 1.2, in this Agreement the following definitions apply.

Accounts Security Deed means a deed creating security in respect of the Earnings Accounts in the form set out in Appendix D.

Advance means each of the:

(a)	Anawan Advance;

(b)	Agawam Advance;

(c)	Aquidneck Advance; and

(d)	Pequod Advance.

Agawam Advance means an amount which shall not exceed $8,500,000 and the principal amount outstanding in respect thereof from time to time.

Anawan Advance means an amount which shall not exceed $8,500,000 and the principal amount outstanding in respect thereof from time to time.

Approved Manager means, in relation to a Ship, B + H Management Limited whose  registered office is at 3rd Floor, Par la Ville Place, 14 Par la Ville Road, Hamilton, HM08, Bermuda or any other company which the Lender may approve from time to time as the technical and commercial manager of the Ship.

Aquidneck Advance means an amount which shall not exceed $8,500,000 and the principal amount outstanding in respect thereof from time to time.

Approved Panel Broker means any shipbroking firm nominated by the Borrowers and acceptable to the Lender from amongst R.S Platou Shipbrokers A.S., Fearnleys AS, Clarksons, Arrow Chartering UK Ltd., Bassoe Shipbrokers AS, Braemar Seascope Valuations Ltd., London, Lorentzen & Stemoco AS, Oslo, Compass Maritime Services LLC, NY (or any other independent sale and purchase shipbroker of repute as may be nominated by the Borrowers and acceptable to the Lender in its absolute discretion).

Authorised Officer has the meaning given to it in paragraph 3 of Part A of Schedule 2.

Availability Period means:

(a)	in respect of the Anawan Advance the period commencing on the date of this Agreement and ending on:

(i)	1 December 2007 (or such later date as the Lender may agree with the Borrowers); or

(ii)	if earlier, the date on which the Commitment is fully borrowed, cancelled or terminated.

(b)	in respect of the Agawan Advance the period commencing on the date of this Agreement and ending on:

(i)	1 December 2007 (or such later date as the Lender may agree with the Borrowers); or

(ii)	if earlier, the date on which the Commitment is fully borrowed, cancelled or terminated.

(c)	in respect of the Aquidneck Advance the period commencing on the date of this Agreement and ending on:

(i)	1 March 2008 (or such later date as the Lender may agree with the Borrowers); or

(ii)	if earlier, the date on which the Commitment is fully borrowed, cancelled or terminated.

(d)	in respect of the Pequod Advance the period commencing on the date of this Agreement and ending on:

(i)	1 December 2007 (or such later date as the Lender may agree with the Borrowers); or

(ii)	if earlier, the date on which the Commitment is fully borrowed, cancelled or terminated.

Borrowers means each of:

(a)	the Ship Owning Borrowers; and

(b)
Boss Tankers Ltd., a corporation incorporated in the Marshall Islands whose registered offices are at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH96960 and whose principal office is at Par la Ville Place, 14 Par la Ville Road, Hamilton HM 08, Bermuda.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Edinburgh, London and, in respect of a day on which a payment is required to be made under a Finance Document, in New York City.

Confirmation and Early Termination Date, in relation to any continuing Designated Transaction, have the meanings given in the Master Agreement.

Commitment means $34,000,000 as that amount may be reduced, cancelled or terminated in accordance with this Agreement.

Contractual Currency has the meaning given in Clause 20.4.

Deed of Accession means the deed of accession and amendment to be entered into between the Borrowers and the Swap Bank pursuant to which (a) Isabelle Shipholdings Corp. shall accede to the Master Agreement and (b) the Borrowers shall make certain amendments to the Master Agreement.

Deed of Covenant means, in relation to a Ship, a deed of covenant collateral to the Mortgage on the Ship in the form set out in Appendix B.

Designated Transaction means a transaction which fulfils the following requirements:

(a)	it is entered into by the Borrowers pursuant to a Master Agreement with the Swap Bank;

(b)
its purpose is the hedging of the Borrowers' exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Advances (or any part thereof) for a period expiring no later than the final Repayment Date relating to the last Advance to be repaid; and

(c)
it is designated by the Borrowers, by delivery by the Borrowers to the Swap Bank and the Lender of a notice of designation, as a Designated Transaction for the purposes of the Finance Documents, in the form set out in Schedule 4.

Dollars and $ means the lawful currency for the time being of the United States of America.

Drawdown Date means, in relation to an Advance, the date requested by the Borrowers for the Advance to be made, or (as the context requires) the date on which the Advance is actually made.

Drawdown Notice means a notice in the form set out in Schedule 1 (or in any other form which the Lender approves or reasonably requires).

Earnings means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Ship Owning Borrower owning the Ship and which arise out of the use or operation of the Ship, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable to the Ship Owning Borrower owning the Ship in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)
if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship.

Earnings Account means:

(a)	in relation to a Ship, an account in the name of the Ship Owning Borrower owning the Ship and held with the Lender and designated as follows:

(i)	"Agawam Shipping Corp. Earnings Account" with account number 39452USD01;

(ii)	"Aquidneck Shipping Corp. Earnings Account" with account number 39452USD02;

(iii)	"Anawan Shipping Corp. Earnings Account" with account number 39452USD03;

(iv)	"Isabelle Shipholdings Corp. Earnings Account" with account number 39452USD05;

(b)
account number 39452USD04 in the name of Boss Tankers Ltd., and held with the Lender and designated "Boss Tankers Ltd. Earnings Account" into which any monies held in the Ship Owning Borrower accounts shall be transferred, or any other account (with that or another office of the Lender or with a bank or financial institution other than the Lender) which is designated by the Lender as the Earnings Account in relation to the Ship for the purposes of this Agreement.

Environmental Claim means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and claim means a claim for damages, compensation, fines, penalties or any other payment of any kind, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

Environmental Incident means:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Ship Owning Borrower and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Ship Owning Borrower and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

Environmental Law means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

Environmentally Sensitive Material means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

Event of Default means any of the events or circumstances described in Clause 18.1.

Existing Loan means the loan the subject of the Existing Loan Agreement, the outstanding principal balance of which as at the date of this Agreement is $25,500,000.

Existing Loan Agreement means the loan agreement dated 31 August 2007 relating to a $25,500,000 facility to finance the ships named "Agawam", "Anawan" and "Aquidneck" and entered between Agawam Shipping Corp., Aquidneck Shipping Corp., Anawan Shipping Corp. and Boss Tankers Ltd. (as joint and several borrowers) and Bank of Scotland plc (as lender).

Finance Documents means:

(a)	the Existing Loan Agreement;

(b)	this Agreement;

(c)	the Guarantee;

(d)	the Deeds of Covenant;

(e)	the General Assignments;

(f)	the Mortgages;

(g)	the Accounts Security Deed;

(h)	the Master Agreement;

(i)	the Master Agreement Assignment;

(j)	the Release Documents;

(k)	the Deed of Accession; and

(l)
any other document (whether creating a Security Interest or not) which is executed at any time by any Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lender and/or the Swap Bank under this Agreement or any of the other documents referred to in this definition.

Financial Indebtedness means, in relation to a person (the debtor), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person.

General Assignment means, in relation to a Ship, a general assignment of the Earnings, the Insurances and any Requisition Compensation in the form set out in Appendix C.

Guarantee means a guarantee in the form set out in Appendix E.

Guarantor means B + H Ocean Carriers Limited, a corporation incorporated in the Liberia, whose registered office is 80 Broad Street, Monrovia, Republic of Liberia.

Insurances means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, her Earnings or otherwise in relation to her; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium.

Interest Period means, in relation to an Advance, a period determined in accordance with Clause 5.

ISM Code means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms safety management system, Safety Management Certificate and Document of Compliance have the same meanings as are given to them in the ISM Code).

ISPS Code means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974 and has taken effect on 1 July 2004.

Lender means Bank of Scotland plc (formerly known as The Governor and Company of the Bank of Scotland) whose registered office is at The Mound, Edinburgh EH1 1YZ and acting for the purposes of this Agreement through its offices at Pentland House, 8 Lochside Avenue, Edinburgh EH12 9DJ, or its successor or assign.

LIBOR means, for an Interest Period:

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest period which appears on Moneyline Telerate Page 3750 at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period (and, for the purposes of this Agreement, "Moneyline Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service or such other page as may replace Page 3750 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars); or

(b)
if no rate is quoted on Telerate Page 3750, the rate per annum at which deposits in Dollars are offered to the Lender by leading banks in the London interbank market at the Lender's request at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it.

Major Casualty means, in relation to a Ship, any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency.

Mandatory Cost means the rate determined in accordance with Schedule 3.

Margin means 2 per cent per annum.

Market Value means, for the purposes of determining the market value of a Ship, the average of the valuations prepared by 2 Approved Panel Brokers determined:

(a)	with or without physical inspection of the Ship (as the Lender may require); and

(b)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment.

Master Agreement means the master agreement (on the 1992 ISDA (Multicurrency - Crossborder) form) dated 31 August 2007 (as amended and acceded to pursuant to the Deed of Accession) between the Borrowers and the Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged thereto.

Master Agreement Assignment means, in relation to the Master Agreement, the assignment of the Master Agreement in the form set out in Appendix F.

Mortgage means, in relation to a Ship, the first priority Bahamian ship mortgage on the Ship in the form set out in Appendix A.

Negotiation Period has the meaning given in Clause 4.6.

Payment Currency has the meaning given in Clause 20.4.

Pequod Advance means an amount which shall not exceed $8,500,000 and the principal amount outstanding in respect thereof from time to time.

Permitted Security Interests means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid master's and crew's wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)
liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Ship Owning Borrower in good faith by appropriate steps);

(f)
any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where a Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made.

Pertinent Document means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 12 or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)
any document which has been or is at any time sent by or to the Lender in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c).

Pertinent Jurisdiction, in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company's central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above.

Pertinent Matter means:

(a)	any transaction or matter contemplated by, arising out of, or connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a);

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing.

Potential Event of Default means an event or circumstance which, with the giving of any notice, the lapse of time, a determination by the Lender and/or the satisfaction of any other condition, would constitute an Event of Default.

Quotation Date means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London interbank market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period.

Release Documents means the deeds of release (or such other documents) as may be entered into to release the Security Interests created by the "Finance Documents" (as defined in the Existing Loan Agreement).

Repayment Date means a date on which a repayment is required to be made under Clause 7.

Requisition Compensation includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss".

Secured Liabilities means all liabilities which the Borrowers, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

Security Interest means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

Security Party means the Guarantor and any person (except the Lender and the Swap Bank) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of "Finance Documents".

Security Period means the period commencing on the date of this Agreement and ending on the date on which the Lender notifies the Borrowers and the Security Parties that:

(a)	all amounts which have become due for payment by any Borrower or any Security Party under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document; and

(c)	neither any Borrower nor any Security Party has any future or contingent liability under Clause 19, 20, or 21 or any other provision of this Agreement or another Finance Document.

Service Documents means all claim forms, application notices, judgments, orders or other notices of legal process relating to this Agreement.

Shareholder means, in relation to the Ship Owning Borrowers, Boss Tankers Ltd.

Ship means each of:

(a)	the product tanker type vessel of 39,077 dwt currently named "Agawam" and registered in the name of the Agawam Shipping Corp., under the Bahamas flag;

(b)	the product tanker type vessel of 38,993 dwt currently named "Anawan" and registered in the name of the Anawan Shipping Corp., under the Bahamas flag;

(c)	the product tanker type vessel of 40,545 dwt currently named "Aquidneck" and registered in the name of the Aquidneck Shipping Corp., under the Bahamas flag; and

(d)	the product tanker type vessel of 38,973 dwt currently named "Pequod" and registered in the name of Isabelle Shipholdings Corp., under the Bahamas flag.

Ship Management Agreement means, in respect of each Ship, the BIMCO "SHIPMAN 98" Standard Ship Management Agreement dated 1 January 2003 between the Approved Manager and the relevant Ship Owning Borrower.

Ship Owning Borrowers means each of the Borrowers owning a Ship, being:

(a)
Agawam Shipping Corp., being a corporation incorporated in the Marshall Islands whose registered offices are at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH96960 and whose principal office is at Par la Ville Place, 14 Par la Ville Road, Hamilton HM 08, Bermuda;

(b)
Aquidneck Shipping Corp., being a corporation incorporated in the Marshall Islands whose registered offices are at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH96960 and whose principal office is at Par la Ville Place, 14 Par la Ville Road, Hamilton HM 08, Bermuda;

(c)
Anawan Shipping Corp., being a corporation incorporated in the Marshall Islands whose registered offices are at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH96960 and whose principal office is at Par la Ville Place, 14 Par la Ville Road, Hamilton HM 08, Bermuda; and

(d)	Isabelle Shipholding Corp., being a corporation incorporated in Liberia whose registered offices are at 80 Broad Street, Monrovia, Republic of Liberia.

Sixth Special Survey means:

(a)	in relation to the vessel Aquidneck, the survey to be carried out on or before 31 March 2010;

(b)	in relation to the vessel Anawan, the survey to be carried out on or before 31 March 2011;

(c)	in relation to the vessel Agawam, the survey to be carried out on or before 30 June 2011; and

(d)	in relation to the vessel Pequod, the survey to be carried out on or before 30 March 2011.

Swap Bank means Bank of Scotland plc (formerly known as The Governor and Company of the Bank of Scotland) whose registered office is The Mound, Edinburgh EH1 1YZ and acting for the purposes of this Agreement and the Master Agreement through its office at Bank of Scotland Treasury, 33 Old Broad Street, London, EC2N 1HZ.

Swap Exposure means, as at any relevant date and in relation to the Swap Bank, the amount certified by the Swap Bank to be the aggregate net amount in Dollars which would be payable by the Borrowers to the Swap Bank under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement entered into by the Swap Bank with the Borrowers if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions entered into between the Borrower and the Swap Bank.

Total Loss means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)
any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the full control of the Ship Owning Borrower owning the Ship;

(c)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 14 days redelivered to the full control of the Ship Owning Borrower owning the Ship.

Total Loss Date means, in relation to a Ship:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)
the date of any compromise, arrangement or agreement made by or on behalf of the Ship Owning Borrower owning the Ship with the Ship's insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Lender that the event constituting the total loss occurred.

Transaction has the meaning given in each Master Agreement.

1.2	Interpretation

In this Agreement, unless otherwise specified:

(a)	words denoting the singular number shall include the plural and vice versa;

(b)
references in Clause 1.1 to a Finance Document or any other document being in the form of a particular appendix include references to that form with any modifications to that form which the Lender approves or reasonably requires;

(c)
the expression this Clause shall, unless followed by reference to a specific provision, be deemed to refer to the whole clause (not merely the sub-clause, paragraph or other provision) in which the expression occurs;

(d)	references to, or to a provision of, a Finance Document or any other document are references to it as amended, varied, novated or supplemented, whether before the date of this Agreement or otherwise;

(e)	references to, or to a provision of, any law include any amendment, extension, re-enactment, consolidation or replacement, whether made before the date of this Agreement or otherwise;

(f)	the list of contents and headings are for ease of reference only and shall not be taken into account in construing this Agreement;

(g)
the words include, including and in particular shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words;

(h)	the words other and otherwise shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

(i)	approved means, for the purposes of Clause 12, approved in writing by the Lender;

(j)	asset includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

(k)	company or corporation includes any company, corporation, body corporate, partnership, joint venture and unincorporated association whereever and howsoever incorporated or established;

(l)	consent includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

(m)	contingent liability means a liability which is not certain to arise and/or the amount of which remains unascertained;

(n)	document includes a deed; also a letter, fax or telex;

(o)
excess risks means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

(p)	expense means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

(q)
law includes any legislation, any common or customary law, constitution, decree, judgment, order, ordinance, or any treaty or international convention, any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council or other legislative measure in any jurisdiction;

(r)	legal or administrative action means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

(s)	legislation includes any statute, by-law, regulation, rule, subordinate or delegated legislation or order;

(t)	liability includes any obligation or any kind of debt or liability (whether present or future, actual, certain or contingent, secured or unsecured, as principal or surety or otherwise);

(u)
a period of one or more months ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (the numerically corresponding day), but:

(i)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(ii)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and month and monthly shall be construed accordingly;

(v)
obligatory insurances means, in relation to a Ship, all insurances effected, or which the Borrower owning the Ship is obliged to effect, under Clause 12 or any other provision of this Agreement or another Finance Document;

(w)	parent company has the meaning given to it in paragraph (bb);

(x)
person includes any company or corporation; any state, political sub-division of a state and local or municipal authority; and any international organisation; and person includes that person's successors in title and assigns or transferees;

(y)	policy, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

(z)
protection and indemnity risks means the usual risks covered by a protection and indemnity association within the International Group of such associations, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or clause 6 of the Institute Hull Clauses (1/11/02) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

(aa)
regulation includes any regulation, rule, official directive, request or guideline whether or not having the force of law but if not having the force of law, compliance with which is reasonable in the ordinary course of business of the party concerned, of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(bb)	a company (S) is a subsidiary of another company (P) if:

(i)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(ii)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(iii)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(iv)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S;

(cc)
tax includes any present or future tax, duty, impost, levy, deduction, withholding or charge of any kind, or any amount on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed, together with any connected penalties, additions, fines, surcharges or interest; and taxation shall be construed accordingly; and

(dd)
war risks includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls)(1/11/1995) or clause 29 of the Institute Hull Clauses (1/11/02).

2	Facility

Subject to the other provisions of this Agreement, the Lender shall make available to the Borrowers a loan facility which shall not exceed the lower of:

(a)	the Commitment; and

(b)
75 per cent. of the aggregate Market Values of the Ships (it being agreed that the Market Value in relation to a Ship shall be determined no earlier than 45 days prior to the relevant Drawdown Date relating to such Ship).

3	Drawdown

3.1	Request for Advance

Subject to the following conditions, the Borrowers may request an Advance to be made by ensuring that the Lender receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date.

3.2	Availability

The conditions referred to in Clause 3.1 are that:

(a)	a Drawdown Date has to be a Business Day during the Availability Period;

(b)	the Agawam Advance shall be used to repay the "Agawam Advance" (as defined in the Existing Loan Agreement);

(c)	the Aquidneck Advance shall be used to repay the "Aquidneck Advance" (as defined in the Existing Loan Agreement);

(d)	the Anawan Advance shall be used to repay the "Anawan Advance" (as defined in the Existing Loan Agreement);

(e)	the amount of each Advance shall not exceed $8,500,000; and

(f)	the aggregate amount of the Advances shall not exceed the Commitment.

3.3	Drawdown Notice irrevocable

A Drawdown Notice must be signed by an Authorised Officer of a Borrower and once served, a Drawdown Notice cannot be revoked without the prior consent of the Lender.

3.4	Disbursement of Advance

Subject to the provisions of this Agreement, the Lender shall on each Drawdown Date make the relevant Advance to the Borrowers; and payment to the Borrowers shall be made to the account which the Borrowers specify in the relevant Drawdown Notice.

3.5	Disbursement of Advance to third party

The payment by the Lender under Clause 3.4 shall constitute the making of the Advance and all the Borrowers shall at that time become indebted, as principal and direct obligors, to the Lender in an amount equal to that Advance.

4	Interest

4.1	Payment of normal interest

Subject to the provisions of this Agreement, interest on each Advance in respect of each Interest Period shall be paid by the Borrowers on the last day of that Interest Period.

4.2	Normal rate of interest

Subject to the provisions of this Agreement, the rate of interest on each Advance in respect of an Interest Period shall be the aggregate of:

(a)	the Margin;

(b)	LIBOR; and

(c)	the Mandatory Cost;

for that Interest Period.

4.3	Payment of accrued interest

In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

4.4	Notification of market disruption

The Lender shall promptly notify the Borrowers if no rate is quoted on Moneyline Telerate Page 3750 or if no rate is quoted on the ISDA Page or if for any reason the Lender is unable to obtain Dollars in the London interbank market in order to fund an Advance during any Interest Period, stating the circumstances which have caused such notice to be given.

4.5	Suspension of drawdown.

If the Lender's notice under Clause 4.4 is served before an Advance is made, the Lender's obligation to make such Advance shall be suspended while the circumstances referred to in the Lender's notice continue.

4.6	Negotiation of alternative rate of interest

If the Lender's notice under Clause 4.4 is served after an Advance is made, the Borrowers and the Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Lender serves its notice under Clause 4.4 (the Negotiation Period), an alternative interest rate or (as the case may be) an alternative basis for the Lender to fund or continue to fund such Advance during the Interest Period concerned.

4.7	Application of agreed alternative rate of interest

Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

4.8	Alternative rate of interest in absence of agreement

If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Lender shall set an interest period and interest rate representing the cost of funding of the Lender in Dollars or in any available currency of the relevant Advance plus the Margin and (if applicable) the Mandatory Cost; and the procedure provided for by this Clause 4.8 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Lender.

4.9	Notice of prepayment

If the Borrowers do not agree with an interest rate set by the Lender under Clause 4.8, the Borrowers may give the Lender not less than 15 Business Days' notice of their intention to prepay at the end of the interest period set by the Lender.

4.10	Prepayment

A notice under Clause 4.9 shall be irrevocable; and on the last Business Day of the interest period set by the Lender, the Borrowers shall prepay (without premium or penalty) the relevant Advance, together with accrued interest at the rate set by the Lender under Clause 4.8 plus the Margin and (if applicable) the Mandatory Cost.

4.11	Application of prepayment

The provisions of Clause 7 shall apply in relation to the prepayment.

5	Interest Periods

5.1	Commencement of Interest Periods

The first Interest Period applicable to an Advance shall commence on the relevant Drawdown Date and each subsequent Interest Period applicable to such Advance shall commence on the expiry of the preceding Interest Period.

5.2	Duration of normal Interest Periods

5.2.1	Subject to Clauses 5.3, 5.4 and 5.5, each Interest Period shall be:

(a)
1, 3 or 6 months as notified by the Borrowers to the Lender not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period (although the Borrowers acknowledge that a 1 month Interest Period shall only be available a maximum of 3 times in any calendar year); or

(b)	3 months, if the Borrowers fail to notify the Lender by the time specified in paragraph (a); or

(c)	such other period as the Lender may agree with the Borrowers.

5.2.2	For the avoidance of doubt, Interest Periods in respect of each of the Advances shall not be consolidated.

5.3	Duration of Interest Periods for repayment instalments

In respect of an amount due to be repaid under Clause 7 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

5.4	Duration of Interest Periods during the relevant Availability Period

The Borrowers agrees that:

(a)
in respect of the Anawan Advance and for the period commencing on the relevant Drawdown Date and ending on 1 March 2008, the Borrowers shall select Interest Periods of such duration so as to ensure the final Interest Period during such period ends on 1 March 2008;

(b)
in respect of the Agawan Advance and for the period commencing on the relevant Drawdown Date and ending on 1 March 2008, the Borrowers shall select Interest Periods of such duration so as to ensure the final Interest Period during such period ends on 1 March 2008;

(c)
in respect of the Pequod Advance and for the period commencing on the relevant Drawdown Date and ending on 1 March 2008, the Borrowers shall select Interest Periods of such duration so as to ensure the final Interest Period during such period ends on 1 March 2008; and

(d)
in respect of the Aquidneck Advance and for the period commencing on the relevant Drawdown Date and ending on 1 June 2008, the Borrowers shall select Interest Periods of such duration so as to ensure the final Interest Period during such period ends on 1 June 2008.

5.5	Non-availability of matching deposits for Interest Period selected

If, after the Borrowers have selected and the Lender has agreed an Interest Period longer than 3 months, the Lender notifies the Borrowers by 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London interbank market when the Interest Period commences, the Interest Period shall be of 3 months.

6	Default interest

6.1	Payment of default interest on overdue amounts

The Borrowers shall pay interest in accordance with the following provisions of this Clause on any amount payable by the Borrowers under any Finance Document which the Lender does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 18.4, the date on which it became immediately due and payable.

6.2	Default rate of interest

Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Lender to be 2 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 6.3(a) and (b); or

(b)	in the case of any other overdue amount, the rate set out at Clause 6.3(b).

6.3	Calculation of default rate of interest

The rates referred to in Clause 6.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it);

(b)	the Margin plus the Mandatory Cost plus, in respect of successive periods of any duration (including at call) up to 3 months which the Lender may select from time to time:

(i)	LIBOR; or

(ii)
if the Lender determines that Dollar deposits for any such period are not being made available to it by leading banks in the London interbank market in the ordinary course of business, a rate from time to time determined by the Lender by reference to the cost of funds to it from such other sources as the Lender may from time to time determine.

6.4	Notification of interest periods and default rates

The Lender shall promptly notify the Borrowers of each interest rate determined by it under Clause 6.3 and of each period selected by it for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrowers are liable to pay such interest only with effect from the date of the Lender's notification.

6.5	Payment of accrued default interest

Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined.

6.6	Compounding of default interest

Any interest due under this Clause which is not paid at the end of the period by reference to which it was determined shall be compounded.

6.7	Application to Master Agreements

For the avoidance of doubt, this Clause does not apply to any amount payable under a Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of that Master Agreement shall apply.

7	Repayment and prepayment

7.1	Amount of repayment instalments

7.1.1	Subject to Clause 7.1.2, the Borrowers shall repay each Advance as follows:

(a)	in relation to the Anawan Advance by:

(i)	8 equal consecutive three-monthly instalments of $600,000;

(ii)	followed by 5 equal consecutive three-monthly instalments of $520,000 and at the same time as thirteenth and final instalment of $520,000, a balloon instalment of $1,100,000; and

(b)	in relation to the Agawam Advance by:

(i)	8 equal consecutive three-monthly instalments of $587,500;

(ii)	followed by 6 equal consecutive three-monthly instalments of $450,000 and at the same time as fourteenth and final instalment of $450,000, a balloon instalment of $1,100,000; and

(c)	in relation to the Aquidneck Advance by:

(i)	8 equal consecutive three-monthly instalments of $525,000;

(ii)	followed by 8 equal consecutive three-monthly instalments of $400,000 and at the same time as sixteenth and final instalment of $400,000, a balloon instalment of $1,100,000; and

(d)	in relation to the Pequod Advance by:

(i)	8 equal consecutive three-monthly instalments of $525,000;

(ii)	followed by 8 equal consecutive three-monthly instalments of $400,000 and at the same time as sixteenth and final instalment of $400,000, a balloon instalment of $1,100,000; and

7.1.2
If the full amount of an Advance is not drawn down under this Agreement, the amount of each instalment (other than the balloon instalment) repayable in relation to such Advance shall be reduced pro-rata.

7.2	Repayment Dates

7.2.1	In relation to the Anawan Advance, the first instalment in relation to such Advance shall be repaid on 1 March 2008 and, subject to Clause 7.2.5, the last instalment on 1 March 2011.

7.2.2	In relation to the Agawam Advance, the first instalment in relation to such Advance shall be repaid on 1 March 2008 and, subject to Clause 7.2.5, the last instalment on 1 June 2011.

7.2.3	In relation to the Aquidneck Advance, the first instalment in relation to such Advance shall be repaid on 1 June 2008 and, subject to Clause 7.2.5, the last instalment on 1 March 2012.

7.2.4	In relation to the Pequod Advance, the first instalment in relation to such Advance shall be repaid on 1 March 2008 and, subject to Clause 7.2.5, the last instalment on 1 December 2011.

7.2.5	The above Repayment Dates in relation to each Advance have been calculated on the assumption that:

(a)
in relation to the Anawan Advance, the final Repayment Date occurs prior to the Sixth Special Survey date relating to "Anawan". If the assumption proves to be incorrect, the final Repayment Date shall be the day falling immediately prior to the relevant Sixth Special Survey date for "Anawan";

(b)
in relation to the Agawam Advance, the final Repayment Date occurs prior to the Sixth Special Survey date relating to "Agawam". If the relevant assumption proves to be incorrect, the final Repayment Date shall be the day falling immediately prior to the relevant Sixth Special Survey date for "Agawam";

(c)
in relation to the Pequod Advance, the final Repayment Date occurs prior to the Sixth Special Survey date relating to "Pequod". If the relevant assumption proves to be incorrect, the final Repayment Date shall be the day falling immediately after the relevant Sixth Special Survey date for "Pequod"; and

(d)
in relation to the Aquidneck Advance, " Aquidneck " satisfactorily passes its Sixth Special Survey. If the relevant assumption proves to be incorrect, the final Repayment Date shall be the day falling immediately after the relevant Sixth Special Survey date for "Aquidneck".

7.3	Final Repayment Date

On the final Repayment Date (regardless of whether such date is the scheduled date referred to in Clause 7.1.1 or the revised date determined pursuant to Clause 7.2.5) relating to each Advance, the Borrowers shall additionally pay to the Lender all other sums then accrued or owing under any Finance Document in relation to such Advance and, in relation to the Aquidneck Advance (being the last Advance scheduled to be repaid), all other sums then accrued or owing under any Finance Document.

7.4	Voluntary prepayment

Subject to the following conditions, the Borrowers may prepay the whole or any part of an Advance on the last day of an Interest Period relating to such Advance.

7.5	Conditions for voluntary prepayment

The conditions referred to in Clause 7.4 are that:

(a)	a partial prepayment shall be $500,000 or a multiple of $500,000;

(b)	the Lender has received from the Borrowers at least 5 Business Days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made;

(c)
the Borrowers have provided evidence satisfactory to the Lender that any consent required by any Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects any Borrower or any Security Party has been complied with; and

(d)	that the Borrowers have complied with Clause 7.11 on or prior to the date of prepayment.

7.6	Effect of notice of prepayment

A prepayment notice may not be withdrawn or amended without the consent of the Lender and the amount specified in the prepayment notice shall become due and payable by the Borrowers on the date for prepayment specified in the prepayment notice.

7.7	Mandatory prepayment

7.7.1	If a Ship is sold or becomes a Total Loss, the Borrowers shall be obliged to prepay the Advance relative to such Ship and to comply with Clause 7.11:

(a)	in the case of a sale, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or

(b)	in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss.

7.7.2	If, following the sale or Total Loss of a Ship and after the prepayment referred to in Clause 7.7.1, the security coverage ratio in Clause 14 is not satisfied, the provisions of Clause 14 shall apply.

7.8	Amounts payable on prepayment

A prepayment shall be made together with accrued interest (and any other amount payable under Clause 19.2, Clause 20 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 20.1(b) but without premium or penalty.

7.9	Application of partial prepayment

Each partial prepayment of an Advance shall be applied against the repayment instalments specified in Clause 7.1 relevant to such Advance in inverse order of maturity.

7.10	No reborrowing

No amount prepaid may be reborrowed.

7.11	Unwinding of Designated Transactions

On or prior to any repayment or prepayment of an Advance under this Clause or any other provision of this Agreement, the Borrowers shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions that remain does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of aggregate amount of the Advances as reducing from time to time afterwards pursuant to Clause 7.1.

8	Conditions precedent

8.1	Documents, fees and no default

The Lender's obligation to make an Advance is subject to the following conditions precedent:

(a)	that, on or before the date of this Agreement:

(i)	the Lender receives the documents described in Part A of Schedule 2 in form and substance satisfactory to it and its lawyers; and

(ii)	each of the other conditions referred to in Part A of Schedule 2 have been satisfied.

(b)
that, on the Drawdown Date of an Advance but prior to the Advance being disbursed, the Lender receives the documents described in Part B of Schedule 2 in form and substance satisfactory to it and its lawyers;

(c)	that, on or before the service of the Drawdown Notice relating to the first Advance to be disbursed, the Lender receives the arrangement fee referred to in Clause 19.1;

(d)
that, on or before the service of any Drawdown Notice, the Lender receives all accrued commitment fee payable pursuant to Clause 19.1 and has received payment of the expenses referred to in Clause 19.3; and

(e)	that both at the date of any Drawdown Notice and on the relevant Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the Advance;

(ii)
the representations and warranties in Clause 9.1 and those of any Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

(iii)	none of the circumstances contemplated by Clause 4.4 has occurred and is continuing; and

(f)
that, if the ratio set out in Clause 14.1 were applied immediately following the making of an Advance, the Borrowers would not be obliged to provide additional security or prepay the Advances under that Clause; and

(g)
that the Lender has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Lender may request by notice to the Borrowers prior to the Drawdown Date.

8.2	Waivers of conditions precedent

If the Lender, at its discretion, permits an Advance to be borrowed before certain of the conditions referred to in Clause 8.1 are satisfied, the Borrowers shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date (or such longer period as the Lender may specify).

9	Representations and warranties

9.1	General

Each Borrower (in respect of itself and each of the other Borrowers) represents and warrants to the Lender as follows.

9.2	Status

9.2.1
Each of Agawam Shipping Corp., Aquidneck Shipping Corp., Anawam Shipping Corp and Boss Tankers Ltd are  is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.

9.2.2	Isabelle Shipholdings Corp., is duly incorporated and validly existing and in good standing under the laws of Liberia.

9.3	Share capital and ownership

9.3.1
[Each of the Ship Owning Borrowers have an authorised share capital of $500 divided into 500 registered shares of $1 each, all of which shares have been issued fully paid, and the legal title and beneficial ownership of all those shares is held, free of any Security Interest or other claim, by the Shareholder.] (To be confirmed in relation to Isabelle]

9.3.2
The Shareholder has an authorised share capital of $1,000 divided into 1,000 registered shares of $1 each, all of which shares have been issued fully paid, and the legal title and beneficial ownership of all those shares is held, free of any Security Interest or other claim, by the Guarantor.

9.4	Corporate power

9.4.1
Each of the Ship Owning Borrowers have the corporate capacity, and has taken all corporate action and obtained all consents necessary for it to register the Ship owned by it in its name under Bahamas flag.

9.4.2	Each Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute the Finance Documents to which that Borrower is a party; and

(b)	to borrow under this Agreement, to enter into Designated Transactions under the Master Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents.

9.5	Consents in force

All the consents referred to in Clause 9.4 remain in force and nothing has occurred which makes any of them liable to revocation.

9.6	Legal validity; effective Security Interests

The Finance Documents to which each Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute that Borrower's legal, valid and binding obligations enforceable against that Borrower in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate;

subject to any relevant insolvency laws affecting creditors' rights generally.

9.7	No third party Security Interests

Without limiting the generality of Clause 9.6, at the time of the execution and delivery of each Finance Document:

(a)	each Borrower which is a party to that Finance Document will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

9.8	No conflicts

The execution by each Borrower of each Finance Document to which it is a party, and the borrowing by that Borrower of each Advance, and its compliance with each Finance Document to which it is a party will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of that Borrower; or

(c)	any contractual or other obligation or restriction which is binding on that Borrower or any of its assets.

9.9	No withholding taxes

All payments which each Borrower is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

9.10	No default

No Event of Default or Potential Event of Default has occurred and is continuing.

9.11	Information

9.11.1
All information which has been provided in writing by or on behalf of the Borrowers or any Security Party to the Lender in connection with any Finance Document satisfied the requirements of Clause 10.5.

9.11.2	All audited and unaudited accounts which have been so provided satisfied the requirements of Clause 10.7.

9.11.3	There has been no material adverse change in the financial position or state of affairs of any Borrower or Security Party from that disclosed in the latest of those accounts.

9.12	No litigation

No legal or administrative action involving any Borrower (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to any Borrower's knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on any Borrower's financial position or profitability.

9.13	Compliance with certain undertakings

At the date of this Agreement, the Borrowers are in compliance with Clauses 10.2, 10.4, 10.9 and 10.13.

9.14	Taxes paid

9.14.1	Each Borrower has paid all taxes applicable to, or imposed on or in relation to that Borrower or its business.

9.14.2	Each Ship Owning Borrower has paid all taxes applicable to, or imposed on or in relation to the Ship owned by it.

9.15	ISM Code and ISPS Code compliance

All requirements of the ISM Code and ISPS Code as they relate to the Ship Owning Borrowers, the Approved Manager and each Ship have been complied with.

9.16	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction, or that any stamp, registration or similar tax be paid on or in relation to any of the Finance Documents or any of the transactions contemplated by the Finance Documents.

9.17	Own account

In relation to the borrowing by each Borrower, the performance and discharge of its respective obligations and liabilities under the Finance Documents to which it is a party and the transactions and other arrangements effected or contemplated by the Finance Documents to which it is a party, it is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).

9.18	Pari passu ranking

The payment obligations of each Borrower under the Finance Documents rank at least pari passu with all other present and future claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

9.19	No sovereign immunity

Each Borrower is subject to private commercial law with respect to its obligations under the Finance Documents and neither the Borrowers nor any of their assets are entitled to any right of sovereign immunity and the entry into and performance of such Finance Documents by each of the Borrowers constitutes private and commercial acts.

10	General undertakings

10.1	General

Each Borrower (in respect of itself and each of the other Borrowers) undertakes with the Lender to comply with the following provisions of this Clause at all times during the Security Period, except as the Lender may otherwise permit.

10.2	Title; negative pledge

10.2.1
Each Ship Owning Borrower shall hold the legal title to, and own the entire beneficial interest in the Ship owned by it, her Insurances and Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents and the effect of assignments contained in the Finance Documents and except for Permitted Security Interests.

10.2.2
Each Borrower shall not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future (including, but not limited to, the Borrower's rights against the Swap Bank under a Master Agreement or all or any part of the Borrower's interest in any amount payable to the Borrower by a Swap Bank under a Master Agreement).

10.3	No disposal of assets

No Borrower shall transfer, lease or otherwise dispose (each a Disposal) of:

(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation,

it being agreed that any chartering arrangements permitted pursuant to clause 13.12 shall not constitute a Disposal.

10.4	No other liabilities or obligations to be incurred

10.4.1	No Ship Owning Borrower shall incur any liability or obligation except liabilities or obligations reasonably incurred in the ordinary course of operating and chartering the Ship owned by it.

10.4.2	No Borrower shall incur any liability or obligation except liabilities or obligations under the Finance Documents.

10.5	Information provided to be accurate

All financial and other information which is provided in writing by or on behalf of a Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.

10.6	Provision of financial statements and other information

Boss Tankers Ltd. will send or cause to be sent to the Lender:

(a)	as soon as possible but in no event later than 180 days after the end of each applicable financial year

(i)	the audited consolidated accounts of Guarantor; and

(ii)	the audited accounts of Boss Tankers Ltd. set out within the said audited consolidated accounts of Guarantor;

(b)
as soon as possible but in no event later than 45 days after the end of each quarter in each financial year of Boss Tankers Ltd., the unaudited accounts of Boss Tankers Ltd. certified as to their correctness by the chief financial officer of Boss Tankers Ltd.; and

(c)
as soon as possible but in no event later than one month before the beginning of each applicable financial year of Boss Tankers Ltd., a budget in a format approved by Lender which shows all anticipated income and expenditures of each of the Ship Owning Borrowers during the next financial year in respect of the Ship owned by it.

10.7	Form of financial statements

All accounts (audited and unaudited) delivered under Clause 10.6 shall:

(a)	be prepared in accordance with all applicable laws and generally accepted accounting principles;

(b)	give a true and fair view of the state of affairs of the relevant Borrower at the date of those accounts and of its profit for the period to which those accounts relate; and

(c)	fully disclose or provide for all significant liabilities of the relevant Borrower.

10.8	Shareholder and creditor notices

Each Borrower shall send the Lender, at the same time as they are despatched, copies of all communications which are despatched to that Borrower's shareholders or creditors or any class of them.

10.9	Consents

Each Borrower shall maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:

(a)	for that Borrower to perform its obligations under any Finance Document to which it is a party;

(b)	for the validity or enforceability of any Finance Document to which it is a party;

(c)	for that Borrower (to the extent it is a Ship Owning Borrower) to continue to own and operate the Ship owned by it;

and that Borrower shall comply with the terms of all of those consents.

10.10	Maintenance of Security Interests

Each Borrower shall:

(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which may be or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

10.11	Notification of litigation

10.11.1
Each Borrower shall provide the Lender with details of any legal or administrative action involving that Borrower, any Security Party or the Approved Manager as soon as such action is instituted or it becomes apparent to that Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

10.11.2
Each Ship Owning Borrower shall provide the Lender with details of any legal or administrative action involving the Ship owned by it , the Earnings or the Insurances as soon as such action is instituted or it becomes apparent to that Borrower that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.

10.12	No amendment to Master Agreements

No Borrower shall agree to any amendment or supplement to, or waive or fail to enforce, any Master Agreement or any of its provisions.

10.13	Principal place of business

Each Borrower shall maintain its place of business, and keep its corporate documents and records, at the address stated at the commencement of this Agreement.

10.14	Confirmation of no default

10.14.1
Each Borrower shall procure that the chief financial officer of the Guarantor shall, on a three-monthly basis serve on the Lender a notice which is signed by the chief financial officer of the Guarantor and which, as the case may be:

(a)	states that no Event of Default or Potential Event of Default has occurred; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given; or

(c)	includes such other confirmations and supporting evidence that may be reasonably requested by the Lender.

10.14.2	Each Borrower shall, within 2 Business Days after service by the Lender of a written request, serve on the Lender a notice which is signed by 2 directors of the Borrower and which, as the case may be:

(a)	states that no Event of Default or Potential Event of Default has occurred; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

10.15	Notification of default

Each Borrower shall notify the Lender as soon as that Borrower becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred;

and shall keep the Lender fully up-to-date with all developments.

10.16	Provision of further information

10.16.1
Each Borrower shall, as soon as practicable after receiving the request, provide the Lender with any additional financial or other information reasonably relating to any matter relevant to, or to any provision of, a Finance Document which may be requested by the Lender at any time.

10.16.2
Each Ship Owning Borrower shall, as soon as practicable after receiving the request, provide the Lender with any additional financial or other information relating to that Ship Owning Borrower, the Ship owned by it, the Earnings or the Insurances.

10.17	Due diligence

Promptly upon the Lender's request, each Borrower will supply, or procure the provision of documentation or evidence as is reasonably requested by the Lender in order for the Lender to carry out and be satisfied with the results of all necessary "know your customer" internal requirements and to the identity of any parties to the Finance Documents.

11	Corporate undertakings

11.1	General

Each Borrower (on behalf of itself and the other Borrowers) also undertakes with the Lender to comply with the following provisions of this Clause at all times during the Security Period except as the Lender may otherwise permit.

11.2	Maintenance of status

Each Borrower shall maintain its separate corporate existence and remain in good standing under the laws of the Marshall Islands.

11.3	Negative undertakings

11.3.1	No Ship Owning Borrower shall carry on any business other than the ownership, chartering and operation of the Ship owned by it.

11.3.2	Boss Tankers Ltd (as the non ship owning borrower) shall not, without the consent of the Lender, carry on any business other than the ownership of the shares in the Ship Owning Borrowers.

11.3.3	No Borrower shall:

(a)	alter its financial year;

(b)	subject to Clause 11.3.4, pay any dividend or make any other form of distribution or effect any form of redemption, purchase or return of share capital or repay any loans to its shareholders; or

(c)	provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in that Borrower's share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected;

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms' length;

(d)	open or maintain any account with any bank or financial institution except accounts with the Lender for the purposes of the Finance Documents;

(e)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;

(f)
acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative other than Designated Transactions; or

(g)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation.

11.3.4	Each Borrower shall be entitled to pay a dividend to its shareholders if:

(a)	at the relevant time, no Potential Event of Default or Event of Default is continuing; and

(b)	no Potential Event of Default or Event of Default would occur as a result of such payment.

12	Insurance

12.1	General

Each Ship Owning Borrower also undertakes with the Lender to comply with the following provisions of this Clause at all times during the Security Period except as the Lender may otherwise permit.

12.2	Maintenance of obligatory insurances

Each Ship Owning Borrower shall keep the Ship owned by it insured at the expense of that Borrower against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks; and

(d)
any other risks against which the Lender considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Lender be reasonable for that Borrower to insure and which are specified by the Lender by notice to that Borrower.

12.3	Terms of obligatory insurances

12.3.1	Subject to Clause 12.3.2, each Ship Owning Borrower shall effect such insurances:

(a)	in Dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis of at least the market value of the Ship owned by it;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in relation to protection and indemnity risks in respect of the full tonnage of the Ship owned by it;

(e)	on approved terms; and

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

12.3.2
The Ship Owning Borrowers shall ensure that in the case of fire and usual marine risks and war risks insurance relating to all Ships, the aggregate insured value is at all times at least 120% of the aggregate of the Advances and any Swap Exposure.

12.4	Further protections for the Lender

In addition to the terms set out in Clause 12.3, each Ship Owning Borrower shall procure that the obligatory insurances shall:

(a)
whenever the Lender requires name (or be amended to name) the Lender as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Lender thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Lender as loss payee with such directions for payment as the Lender may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender;

(e)	provide that the Lender may make proof of loss if any of the Ship Owning Borrowers fail to do so.

12.5	Renewal of obligatory insurances

Each Ship Owning Borrower shall:

(a)	at least 21 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Lender of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Lender's approval to the matters referred to in paragraph (i);

(b)
at least 10 days before the expiry of any obligatory insurance (or such later date as will be agreed by the Lender where the Borrower demonstrates to the Lender's satisfaction that meaningful negotiations with brokers or insurers continue within the 10 day period and that there is no likelihood the obligatory insurance in respect of an applicable Ship will not be obtained before the expiration of such period) effected by it, renew that obligatory insurance in accordance with the Lender's approval pursuant to paragraph (a); and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.

12.6	Copies of policies; letters of undertaking

Each Ship Owning Borrower shall ensure that all approved brokers provide the Lender with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Lender and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 12.4;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Lender in accordance with the loss payable clause referred to in paragraph (a);

(c)	they will advise the Lender immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Lender, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Ship Owning Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Lender of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Ship Owning Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship immediately upon being so requested by the Lender.

12.7	Copies of certificates of entry

Each Ship Owning Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Lender with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Lender; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

12.8	Deposit of original policies

Each Ship Owning Borrower shall use its best endeavours to ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

12.9	Payment of premiums

Each Ship Owning Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Lender.

12.10	Guarantees

Each Ship Owning Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

12.11	Compliance with terms of insurances

No Ship Owning Borrower shall do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
each Ship Owning Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 12.7(c) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;

(b)
no Ship Owning Borrower shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it unless approved by the underwriters of the obligatory insurances;

(c)
each Ship Owning Borrower shall make (and promptly supply copies to the Lender of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
no Ship Owning Borrower shall employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

12.12	Alteration to terms of insurances

No Ship Owning Borrower shall either make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

12.13	Settlement of claims

No Ship Owning Borrower shall settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

12.14	Provision of copies of communications

Each Ship Owning Borrower shall provide the Lender, at the time of each such communication, copies of all written communications between that Borrower and:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

(i)	that Ship Owning Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Ship Owning Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

12.15	Provision of information

In addition, each Ship Owning Borrower shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 12.16 below or dealing with or considering any matters relating to any such insurances;

and the Borrowers shall, immediately upon demand, indemnify the Lender in respect of all fees and other expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a).

12.16	Mortgagee's interest, additional perils

The Lender shall be entitled from time to time to effect, maintain and renew a mortgagee's interest additional perils insurance in respect of any Ship and a mortgagee's interest marine insurance for an amount up to 120 per cent. of the aggregate of each Advance and a proportionate share of the Swap Exposure, on such terms, through such insurers and generally in such manner as the Lender may from time to time consider appropriate and the Borrowers shall upon demand fully indemnify the Lender in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

13	Ship covenants

13.1	General

Each Borrower also undertakes with the Lender to comply with the following provisions of this Clause at all times during the Security Period except as the Lender may otherwise permit.

13.2	Ship's name and registration

Each Ship Owning Borrower shall:

(a)	keep the Ship owned by it registered in its name as a Bahamas ship at the port of Nassau;

(b)	not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and

(c)	not change the name or port of registry of the Ship owned by it.

13.3	Repair and classification

Each Ship Owning Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)	so as to maintain the highest class notation available for ships of a similar type and specification free of recommendations and conditions save to the extent agreed by the Lender in writing; and

(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in Bahamas or to vessels trading to any jurisdiction to which the Ship owned by it may trade from time to time including but not limited to the ISM Code and the ISPS Code.

13.4	Modification

No Ship Owning Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on the Ship which would or might materially alter the structure, type or performance characteristics of any Ship or materially reduce its value.

13.5	Removal of parts

No Ship Owning Borrower shall remove any material part of any Ship, or any material item of equipment installed on any Ship, unless the part or item so removed is immediately replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Lender and becomes on installation on the relevant Ship the property of the relevant Ship Owning Borrower and subject to the security constituted by the relevant Mortgage and the Deed of Covenant provided that a Ship Owning Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

13.6	Surveys

Each Ship Owning Borrower shall submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Lender provide the Lender, with copies of all survey reports.

13.7	Inspection

Each Ship Owning Borrower shall permit the Lender (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections. The Lender shall be permitted to arrange no more than one inspection per Ship in each calendar year (unless an Event of Default or Potential Event of Default has occurred and is continuing).

13.8	Prevention of and release from arrest

Each Ship Owning Borrower shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, the Earnings or the Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship owned by it, the Earnings or the Insurances; and

(c)
all other outgoings whatsoever in respect of the Ship owned by it, the Earnings or the Insurances; and, immediately upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Ship Owning Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

and, immediately upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Ship Owning Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

13.9	Compliance with laws etc.

Each Ship Owning Borrower shall:

(a)
comply, or procure compliance with the ISM Code, ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Ship Owning Borrower;

(b)	not employ the Ship owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by the Ship's war risk insurers, unless that Ship Owning Borrower has (at its expense) effected any special, additional or modified insurance cover as may be normally required by insurers in such circumstances to maintain cover.

13.10	Provision of information

Each Ship Owning Borrower shall promptly provide the Lender with any information which it requests regarding:

(a)	the Ship owned by it, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to the master and crew of the Ship owned by it;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship;

(d)	any towages and salvages;

(e)	its compliance, the Approved Manager's compliance or the compliance of the Ship owned by it with the ISM Code and the ISPS Code;

and, upon the Lender's request, provide copies of any current charter relating to the Ship owned by it, of any current charter guarantee and of the Ship's Document of Compliance.

13.11	Notification of certain events

Each Ship Owning Borrower shall immediately notify the Lender by fax, confirmed immediately afterwards by letter of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

(e)	any intended dry docking of the Ship owned by it;

(f)	any Environmental Claim made against that Ship Owning Borrower or in connection with the Ship owned by it, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Ship Owning Borrower, the Approved Manager or otherwise in connection with the Ship owned by it; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with;

and that Ship Owning Borrower shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require of that Ship Owning Borrower's, the Approved Manager's or any other person's response to any of those events or matters.

13.12	Restrictions on chartering, appointment of managers etc.

Without the prior written approval of the Lender, no Ship Owning Borrower shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 13 months;

(c)	enter into any charter in relation to that Ship under which more than 2 months' hire (or the equivalent) is payable in advance;

(d)	charter that Ship otherwise than on bona fide arm's length terms at the time when that Ship is fixed;

(e)	appoint a manager of that Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment; or

(f)	de-activate or lay up that Ship.

13.13	Notice of Mortgage

Each Ship Owning Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Ship Owning Borrower to the Lender.

13.14	Sharing of Earnings

No Ship Owning Borrower shall enter into any agreement or arrangement for the sharing of any Earnings. For the avoidance of doubt, this shall not preclude any Ship Owning Borrower from entering into commercial pooling arrangements in relation to a Ship in the ordinary course of its business.

14	Security cover

14.1	Minimum required security cover

Clause 14.2 applies if the Lender notifies the Borrowers that:

(a)	the aggregate of the Market Values of the Ships; plus

(b)	the net realisable value of any additional security previously provided under this Clause;

is below 120 per cent of the aggregate of the Advances and the Swap Exposure.

14.2	Provision of additional security; prepayment

If the Lender serves a notice on the Borrowers under Clause 14.1, the Borrowers shall, within 1 month after the date on which the Lender's notice is served, either:

(a)
provide, or ensure that a third party provides, additional security which, in the opinion of the Lender, has a net realisable value at least equal to the shortfall and is documented in such terms as the Lender may approve or require; or

(b)	pay to the Lender such amount so as to ensure once such sum has been applied in accordance with Clause 14.7, such shortfall will have been eliminated.

14.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 14.2 and which consists of a Security Interest over a vessel shall be determined in accordance with its Market Value.

14.4	Valuations binding

Any valuation under Clause 2 (b), 14.2 or 14.3 shall be binding and conclusive as regards the Borrowers, as shall be any valuation which the Lender makes of any additional security which does not consist of or include a Security Interest.

14.5	Provision of information

The Borrowers shall promptly provide the Lender and any shipbroker or expert with any information which the Lender or the shipbroker or expert may request for the purposes of determining the Market Values.  If the Borrowers fail to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Lender (or the expert appointed by it) considers prudent.

14.6	Payment of valuation expenses

Without prejudice to the generality of the Borrowers' obligations under Clauses 19.3, 19.4 and 20.3, the Borrowers shall, on demand, pay the Lender the amount of the fees and expenses of any shipbroker or expert instructed by the Lender under this Clause and all legal and other expenses incurred by the Lender in connection with any matter arising out of this Clause. Provided no Event of Default or Potential Event of Default has occurred and is continuing, the Borrower shall only be required to pay such fees and expenses for one valuation per Ship in each calendar year.

14.7	Application of prepayment

Clause 7 shall apply in relation to any prepayment pursuant to Clause 14.2(b) and each partial prepayment shall be applied against the remaining repayment instalments of an outstanding Advance in inverse order of maturity and, where two or more Advances remain outstanding, on a pro rata basis.

15	Payments and calculations

15.1	Currency and method of payments

All payments to be made by any Borrower to the Lender under a Finance Document shall be made to the Lender:

(a)	by not later than 11.00 a.m. (New York City time) on the due date;

(b)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Lender shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c)	to such account as the Lender may from time to time notify to the Borrowers.

15.2	Payment on non-Business Day

If any payment by any Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

15.3	Basis for calculation of periodic payments

All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

15.4	Lender accounts

The Lender shall maintain an account showing the amounts advanced by the Lender and all other sums owing to the Lender from the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

15.5	Accounts prima facie evidence

If the account maintained under Clause 15.4 shows an amount to be owing by a Borrower or a Security Party to the Lender, that account shall be prima facie evidence that that amount is owing to the Lender.

15.6	Source of funds

15.6.1
The Lender may at any time require evidence satisfactory to the Lender that any payment under this Agreement is legally compliant and until such evidence has been provided to the Lender, the Lender shall not be obliged to accept any such payment but shall be entitled to place such payment into a suspense account and such payment shall not be an effective discharge of the liabilities of the Borrowers under this Agreement.

15.6.2
For the purposes of this Clause legally compliant means that the payment of any funds under this Agreement and their source (whether direct or indirect) and their receipt and handling is or will be in the opinion of the Lender in all respects in accordance with any European Community legislation (including any regulation or directive), the common law, United Kingdom legislation (including subordinate legislation and any order or regulations made under such legislation), any law or order of any court or administrative tribunal which is in force in the United Kingdom, all laws of any relevant jurisdiction and all regulatory requirements, and the receipt of such funds by the Lender will not or is not reasonably likely in the opinion of the Lender to impose on the Lender any obligation to make a report to any authority or to repay such funds.

16	Application of receipts

16.1	Normal order of application

Except as any Finance Document may otherwise provide, any sums which are received or recovered by the Lender under or by virtue of any Finance Document shall be applied after service of notice on the Borrowers under Clause 18.2 (a) or (b) shall be applied:

(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents in the following order and proportions:

(i)
first, in or towards satisfaction pro rata of all amounts then due and payable to the Lender and/or the Swap Bank under the Finance Documents other than those amounts referred to at paragraphs (ii) and (iii);

(ii)
secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Lender and/or the Swap Bank under the Finance Documents (and, for this purpose, the expression interest shall include any net amount which the Borrowers shall have become liable to pay or deliver under section 2(e) (Obligations) of any Master Agreement but shall have failed to pay or deliver to the Swap Bank at the time of application or distribution under this Clause); and

(iii)
thirdly, in or towards satisfaction pro rata of the Advances and the Swap Exposure (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

(b)
SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Lender, by notice to the Borrower and the Security Parties, states in its opinion (acting reasonably and with due regard to the facts existing at such time) will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of paragraph (a); and

(c)	THIRDLY: any surplus shall be paid to the Borrowers or to any other person appearing to be entitled to it.

16.2	Variation of order of application

The Lender may, by notice to the Borrowers and the Security Parties, provide for a different manner of application from that set out in Clause 16.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

16.3	Notice of variation of order of application

The Lender may give notices under Clause 16.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

16.4	Appropriation rights overridden

This Clause and any notice which the Lender gives under Clause 16.2 shall override any right of appropriation possessed, and any purported appropriation made, by any Borrower or any Security Party.

17	Application of Earnings

17.1	Payment of Earnings

Each Ship Owning Borrower undertakes with the Lender to ensure that, throughout the Security Period (and subject only to the provisions of the General Assignment):

(a)	all the Earnings of the Ship owned by it are paid into the Earnings Account; and

(b)	all payments by the Swap Bank to a Borrower under each Designated Transaction are paid into the Earnings Account held in the name of that Borrower.

17.2	Location of accounts

Each Ship Owning Borrower shall promptly:

(a)	comply with any requirement of the Lender as to the location or re-location of the Earnings Accounts; and

(b)
execute any documents which the Lender specifies to create or maintain in favour of the Lender a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts.

17.3	Debits for expenses etc.

The Lender shall be entitled (but not obliged) from time to time to debit any Earnings Account without prior notice in order to discharge any amount due and payable to it under Clause 19 or 20 or payment of which it has become entitled to demand under Clause 19 or 20.

18	Events of Default

18.1	Events of Default

An Event of Default occurs if:

(a)	any Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or

(b)	any breach occurs of Clause 8.2, 10.2, 10.3, 11.2, 11.3, 12, 14.1 or clause 12 of the Guarantee; or

(c)
any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraph (a) or (b)) if, in the opinion of the Lender, such default is capable of remedy and such default continues unremedied 10 days after written notice from the Lender requesting action to remedy that default; or

(d)
(subject to any applicable grace period specified in any Finance Document) any breach by any of the Borrowers or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraph (a), (b) or (c)); or

(e)
any representation, warranty or statement made by, or by an officer of, a Borrower or a Security Party in a Finance Document or in the Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made; or

(f)	any of the following occurs in relation to any Financial Indebtedness of any Borrower or the Guarantor:

(i)	any Financial Indebtedness of any Borrower or the Guarantor is not paid when due or, if so payable, on demand; or

(ii)
any Financial Indebtedness of any Borrower or the Guarantor becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of any Borrower or the Guarantor is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of any Borrower or the Guarantor ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of any Borrower or the Guarantor becomes enforceable; or

(g)	any of the following occurs in relation to any Borrower or the Guarantor:

(i)	any Borrower or the Guarantor suspends payment of its debts or is unable or admits its inability to pay its debts as they fall due; or

(ii)	any Borrower or the Guarantor begins negotiations with any creditor with a view to the readjustment or rescheduling of any of its Financial Indebtedness; or

(iii)	any Borrower or the Guarantor proposes or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors; or

(iv)
any assets of any Borrower or the Guarantor are subject to any form of execution, attachment, arrest, sequestration, distress in respect of a sum of, or sums aggregating, $250,000 or more or the equivalent in another currency (other than a ship arrest or attachment arising in the usual course of business and which is, in the reasonable opinion of the Lender, adequately secured); or

(h)
any person takes any action or any legal procedure is commenced or other steps are taken (including the making of an application, the presentation of a petition or the filing or service of a notice) with a view to:

(i)	any Borrower or the Guarantor being adjudicated or found insolvent; or

(ii)	the winding-up or dissolution of any Borrower or the Guarantor other than in connection with a solvent reconstruction, the terms of which have been previously approved in writing by the Lender ;or

(iii)	any Borrower or the Guarantor obtaining a moratorium or other protection from its creditors; or

(iv)	the appointment of a trustee, receiver, administrative receiver, administrator or similar officer in respect of any Borrower or the Guarantor or any of its assets; or

(i)	any adjudication, order or appointment is made under or in relation to any of the proceedings referred to in paragraph (h); or

(j)
any event occurs or proceeding is taken with respect to any Borrower or the Guarantor in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in paragraph (g) or (i); or

(k)	any Borrower or the Guarantor ceases or suspends carrying on its business or a part of its business which, in the opinion of the Lender, is material in the context of this Agreement; or

(l)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)	for any Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Lender considers material under a Finance Document; or

(ii)	for the Lender or the Swap Bank to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(m)
any consent necessary to enable any Ship Owning Borrower to own, operate or charter the Ship owned by it or to enable any Borrower or any Security Party to comply with any provision which the Lender considers material of a Finance Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(n)
it appears to the Lender that, without its prior consent, a change has occurred or probably has occurred after the date of this Agreement in the ultimate beneficial ownership of any of the shares in the Borrowers or the Guarantor or in the ultimate control of the voting rights attaching to any of those shares; or

(o)
any provision which the Lender considers material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(p)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(q)	the Ship is arrested or otherwise detained and is not released from such detention within a period of 14 days; or

(r)	an Event of default (as defined in section 14 of a Master Agreement) occurs; or

(s)	a Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Lender; or

(t)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a change in the financial position, state of affairs or prospects of any Borrower or the Guarantor; or

(ii)	any accident or other event (including an Environmental Incident) involving any Ship or another vessel owned, chartered or operated by any Borrower or the Guarantor;

in the light of which the Lender considers that there is a significant risk that the Security Parties are, or will later become, unable to discharge their liabilities under the Finance Documents as they fall due.

18.2	Actions following an Event of Default

On, or at any time after, the occurrence of an Event of Default the Lender may:

(a)	serve on the Borrowers a notice stating that all obligations of the Lender to the Borrowers under this Agreement are terminated; and/or

(b)
serve on the Borrowers a notice stating that the Advances, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(c)
take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b), the Lender and/or Swap Bank is entitled to take under any Finance Document or any applicable law.

18.3	Termination of Commitment

On the service of a notice under Clause 18.2(a) the Commitment, and all other obligations of the Lender to the Borrowers under this Agreement, shall terminate.

18.4	Acceleration of the Advances

On the service of a notice under Clause 18.2(b), the Advances, all accrued interest and all other amounts accrued or owing from the Borrowers or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

18.5	Multiple notices; action without notice

The Lender may serve notices under Clauses 18.2(a) and (b) simultaneously or on different dates and it may take any action referred to in Clause 18.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

18.6	Exclusion of Lender/Swap Bank liability

Neither the Lender nor the Swap Bank nor any receiver or manager appointed by the Lender, shall have any liability to a Borrower or a Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset.

18.7	[Intentionally left blank]

18.8	Interpretation

In Clause 18.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease.

19	Fees and expenses

19.1	Arrangement and commitment fees

The Lender acknowledges that it has already received an arrangement fee of $127,500 from the Borrowers. The Borrowers shall pay to the Lender on or before the date of this Agreement a further arrangement fee of $42,500.

19.2	Prepayment fee

If all the Advances are fully repaid on or before 7 September 2009, the Borrowers shall pay to the Lender a prepayment fee equal to 0.2 per cent. of  the aggregate balance of the Advances immediately prior to such prepayment.

19.3	Costs of negotiation, preparation etc.

The Borrowers shall pay to the Lender on its demand the amount of all expenses incurred by the Lender in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

19.4	Costs of variations, amendments, enforcement etc.

The Borrowers shall pay to the Lender, on the Lender's demand, the amount of all expenses incurred by the Lender in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lender or the Swap Bank concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 14 or any other matter relating to such security; or

(d)	any step taken by the Lender or the Swap Bank with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

19.5	Certification of amounts

A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

20	Indemnities

20.1	Indemnities regarding borrowing and repayment of the Advances

The Borrowers shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender, or which the Lender reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	an Advance not being borrowed on the date specified in a Drawdown Notice for any reason other than a default by the Lender;

(b)	the receipt or recovery of all or any part of an Advance or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrowers to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 6);

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Advances under Clause 18.

20.2	Breakage costs

Without limiting its generality, Clause 20.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by the Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Advances and/or any overdue amount (or an aggregate amount which includes the Advances or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender) to hedge any exposure arising under this Agreement or a number of transactions of which this Agreement is one.

20.3	Miscellaneous indemnities

The Borrowers shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by the Lender, in any country, as a result of or in connection with:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Lender or by any receiver appointed under a Finance Document;

(b)	any other Pertinent Matter;

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Lender.

Without prejudice to its generality, this Clause 20.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, ISPS Code or any Environmental Law.

20.4	Currency indemnity

If any sum due from any Borrower or any Security Party to the Lender under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the Contractual Currency) into another currency (the Payment Currency) for the purpose of:

(a)	making or lodging any claim or proof against any Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment;

the Borrowers shall indemnify the Lender against the loss arising when the amount of the payment actually received by the Lender is converted at the available rate of exchange into the Contractual Currency.

In this Clause 20.4, the available rate of exchange means the rate at which the Lender is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 20.4 creates a separate liability of the Borrowers which is distinct from their other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

20.5	Application to Master Agreements

For the avoidance of doubt, Clause 20.4 does not apply in respect of sums due from the Borrowers to the Swap Bank under or in connection with a Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of that Master Agreement shall apply.

20.6	Certification of amounts

A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21	No set-off or Tax Deduction; value added tax

21.1	Definitions

In this Clause:

Tax Credit means a credit against, relief from, or remission or repayment of any tax.

Tax Deduction means a deduction or withholding for or on account of tax from a payment under a Finance Document.

Tax Payment means either an increase in a payment made by a Borrower to the Lender under Clause 21.3 or a payment under Clause 21.4.

VAT means value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or any official body or agency of the European Community, and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the foregoing.

21.2	No set-off and counterclaim

All payments by the Borrowers under this Agreement shall be made without set-off or counterclaim.

21.3	Tax gross-up

21.3.1	Each Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

21.3.2
If a Tax Deduction is required by law to be made by a Borrower, the amount of the payment in respect of which the Tax Deduction is required to be made shall be increased to the amount which (after the Tax Deduction) will leave an amount equal to the payment which would have been due if no Tax Deduction had been required.

21.3.3
If a Borrower is required to make a Tax Deduction, that Borrower shall make the Tax Deduction, and any payment required in connection with the Tax Deduction within the time allowed and in the minimum amount required by law.

21.3.4
Within 30 days of making a Tax Deduction or a payment required in connection with a Tax Deduction, the Borrower making the Tax Deduction or payment shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction or payment has been made.

21.4	Tax indemnity

21.4.1
If the Lender is or will be subject to any liability or required to make any payment for or on account of tax in relation to any sum received or receivable (or any sum deemed for tax purposes to be received or receivable) under any Finance Document, the Borrowers shall (within 3 Business Days of demand) pay to the Lender the amount determined by the Lender in its absolute discretion to be equal to the loss, liability or cost which it will or has (directly or indirectly) suffered for or on account of tax by the Lender as a result of that liability or payment.

21.4.2	Sub-clause 21.4.1 shall not apply:

(a)	in relation to any tax assessed on the Lender:

(i)	under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which it is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which the Lender's lending office is located, in respect of amounts received or receivable in that jurisdiction;

if that tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(b)	to the extent that the liability or requirement is compensated for by an increased payment under Clause 21.3.

21.5	Tax Credit

If a Borrower makes a Tax Payment and the Lender determines in its absolute discretion that it has obtained, utilised and retained a Tax Credit which is attributable to either:

(a)	an increased payment of which that Tax Payment forms part; or

(b)	that Tax Payment;

the Lender shall pay to that Borrower the amount determined by the Lender in its absolute discretion to be the amount which will leave the Lender (after the payment) in the same after-tax position as it would have been in had the Tax Payment not been required to be made by that Borrower.

21.6	Stamp taxes

The Borrowers shall, within 3 Business Days of demand, indemnify the Lender against any cost, loss or liability which the Lender incurs in relation to any stamp duty, registration tax or other similar tax which is payable in respect of any of the Finance Documents.

21.7	Value added tax

21.7.1
All consideration which is expressed to be payable under any of the Finance Documents by the Borrowers to the Lender is exclusive of any VAT.  If VAT is chargeable on any supply made by the Lender in connection with any of the Finance Documents, the Borrowers shall pay to the Lender (in addition to and at the same time as paying the consideration for the supply) an amount equal to the amount of the VAT.

21.7.2
Where a Borrower is required by any of the Finance Documents to reimburse the Lender in respect of any cost or expense, that Borrower shall at the same time indemnify the Lender against any VAT incurred by the Lender in respect of the cost or expense to the extent that the Lender reasonably determines that it is not entitled to any credit or repayment in respect of that VAT.

22	Illegality, etc.

22.1	Illegality

This Clause applies if the Lender notifies the Borrowers that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

22.2	Notification and effect of illegality

On the Lender notifying the Borrowers under Clause 22.1, the Commitment shall terminate; and thereupon or, if later, on the date specified in the Lender's notice under Clause 22.1 as the date on which the notified event would become effective the Borrowers shall prepay the Advances in full in accordance with Clause 7.

22.3	Mitigation

If circumstances arise which would result in a notification under Clause 22.1 then, without in any way limiting the rights of the Lender under Clause 22.3, the Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

23	Increased costs

23.1	Definitions

In this Clause the following definitions apply.

Change means, in relation to the Lender (or any parent company of the Lender), the introduction, implementation, repeal, withdrawal or change in, or in the interpretation or application of:

(a)	any law, regulation, practice or concession; or

(b)
any directive, requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institutions of which the Lender (or that company) forms part and compliance with which is in accordance with the general practice of those financial institutions) of the European Community, any central bank including the European Central Bank, the Financial Services Authority, or any other fiscal, monetary, regulatory or other authority.

Increased Cost means any cost to, or reduction in the amount payable to, or reduction in the return on capital or regulatory capital achieved by, the Lender (or any parent company of the Lender) to the extent that it arises, directly or indirectly, as a result of the Change and is attributable to the loan facility made available to the Borrowers under this Agreement or any Advance or the funding of any Advance including:

(a)	any Tax Liability (other than Tax on Overall Net Income) incurred by the Lender;

(b)	any changes in the basis or timing of taxation of the Lender in relation to the loan facility made available to the Borrowers under this Agreement or any Advance or to the funding of any Advance;

(c)
the cost to the Lender (or any parent company of the Lender) of complying with, or the reduction in the amount payable to or reduction in the return on capital or regulatory capital achieved by the Lender (or any parent company of the Lender) as a result of complying with, any capital adequacy or similar requirements howsoever arising, including as a result of an increase in the amount of capital to be allocated to the loan facility made available to the Borrowers under this Agreement or of a change to the weighting of the commitment under it or any Advance;

(d)	the cost to the Lender of complying with any reserve, cash ratio, special deposit or liquidity requirements (or any other similar requirements); and

(e)	the amount of any fees payable by the Lender to any supervisory or regulatory authority.

Tax Liability means, in respect of any person:

(a)	any liability or any increase in the liability of that person to make any payment of or in respect of tax;

(b)	the loss of any relief, allowance, deduction or credit in respect of tax which would otherwise have been available to that person;

(c)
the setting off against income, profits or gains or against any tax liability of any relief, allowance, deduction or credit in respect of tax which would otherwise have been available to that person; and

(d)	the loss or setting off against any tax liability of a right to repayment of tax which would otherwise have been available to that person.

For the purposes of this definition of Tax Liability, any question of whether or not any relief, allowance, deduction, credit or right to repayment of tax has been lost or set off, and if so, the date on which that loss or set-off took place, shall be conclusively determined by the relevant person.

Tax on Overall Net Income means, in relation to the Lender, tax (other than tax deducted or withheld from any payment) imposed on the net profits of the Lender by the jurisdiction in which its lending office or its head office is situated.

23.2	Increased Costs

23.2.1
If, after the date of this Agreement, a Change occurs which causes an Increased Cost to the Lender (or any parent company of the Lender) then the Borrowers shall pay (as additional interest) to the Lender within 5 Business Days of demand all amounts which the Lender (or any parent company of the Lender) certifies to be necessary to compensate the Lender for the Increased Cost.

23.2.2	Any demand made under this Clause shall set out in reasonable detail so far as is practicable the basis of computation of the Increased Cost.

23.2.3
The Borrowers shall not be obliged to make a payment in respect of an Increased Cost under this Clause if and to the extent that the Increased Cost has been compensated for by the payment of the Mandatory Cost or the operation of Clause 21.3.

23.3	Optional prepayment

If the Borrowers are required to pay any amount to the Lender under this Clause, then, without prejudice to that obligation and so long as the circumstances giving rise to the relevant Increased Cost are continuing and subject to the Borrowers giving the Lender not less than 14 days' prior notice (which shall be irrevocable), the Borrowers may prepay all, but not part, of the Advances at the end of an Interest Period together with accrued interest on the amount prepaid.  Any such prepayment shall be subject to Clause 7.

24	Set-off

24.1	Application of credit balances

The Lender may without prior notice:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of a Borrower at any office in any country of the Lender in or towards satisfaction of any sum then due from that Borrower to the Lender under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of that Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.

24.2	Existing rights unaffected

The Lender shall not be obliged to exercise any of its rights under Clause 24.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Lender is entitled (whether under the general law or any document).

24.3	No Security Interest

This Clause gives the Lender a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

25	Transfers and changes in lending office

25.1	Transfer by Borrowers

No Borrower may, without the consent of the Lender transfer any of its rights or obligations under any Finance Document.

25.2	Assignment by Lender

The Lender may assign all or any of the rights and interests which it has under or by virtue of the Finance Documents without the consent of any Borrower.

25.3	Rights of assignee

In respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document, or any misrepresentation made in or in connection with a Finance Document, a direct or indirect assignee of any of the Lender's rights or interests under or by virtue of the Finance Documents shall be entitled to recover damages by reference to the loss incurred by that assignee as a result of the breach or misrepresentation irrespective of whether the Lender would have incurred a loss of that kind or amount.

25.4	Sub-participation; subrogation assignment

The Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, any Borrower; and the Lender may assign, in any manner and terms agreed by it, all or any part of those rights to an insurer or surety who has become subrogated to them.

25.5	Disclosure of information

The Lender may disclose to a potential assignee or sub-participant any information which the Lender has received in relation to any Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

25.6	Change of lending office

The Lender may change its lending office by giving notice to the Borrowers and the change shall become effective on the later of:

(a)	the date on which the Borrowers receive the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

26	Variations and waivers

26.1	Variations, waivers etc. by Lender

A document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or the Lender's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax or telex, by the Borrowers and the Lender and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

26.2	Exclusion of other or implied variations

Except for a document which satisfies the requirements of Clause 26.1, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Lender (or any person acting on its behalf) shall result in the Lender (or any person acting on its behalf) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by a Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law;

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

27	Notices

27.1	Method and delivery

Any notice, consent, approval, demand, authorisation, instruction, waiver or certificate or other communication (a notice) to be given under this Agreement or any other Finance Document to which a Borrower is a party shall be:

(a)	in writing in English;

(b)	signed by or on behalf of a person duly authorised to do so by the party giving the notice; and

(c)
delivered by hand, or sent by prepaid first class post (or international courier in the case of an address outside the United Kingdom) to the address set out in Clause 27.2, or sent by fax to the number set out in Clause 27.2;

and no notice by a Borrower may be withdrawn or revoked without the written consent of the Lender.

27.2	Addresses

The addresses and numbers of the parties for the purposes of Clause 27.1 are:

(a)	the Borrowers

Par la Ville Place
14 Par la Ville Road
Hamilton HM 08, Bermuda

Attention:          Mrs. Deborah Paterson
Fax number:      441-295-6796

(b)	the Lender

Bank of Scotland plc

Pentland House
8 Lochside Avenue
Edinburgh
EH12 9DJ

Attention:          Marine Finance
Fax number:      +44 131 658 3220

or such other address or fax number in England as the addressee may substitute by notice, and such notice shall only be effective on:

(a)	any effective date specified in that notice; or

(b)	if no date is specified or the date specified is less than 5 Business Days after the date when notice is received, the date falling 5 Business Days after the notice has been received.

27.3	Receipt

A notice shall be deemed to have been received in the absence of earlier receipt:

(a)
if delivered by hand or sent by prepaid recorded delivery or registered post at the time of actual delivery (provided that if delivery occurs on a day which is not a Business Day or after 5.30 p.m. it shall be deemed to be delivered at 9.00 am on the next Business Day);

(b)
if sent by prepaid first class recorded delivery or registered post from and to any place within the United Kingdom, 2 Business Days after posting (provided that if the date of posting is not a Business Day, it shall be deemed to have been posted at 9.00 am on the next Business Day) and proof that any such notice was properly addressed, prepaid and posted shall be sufficient evidence that such notice has been duly served;

(c)
if sent by registered airmail, 5 Business Days after posting (provided that if the date of posting is not a Business Day, it shall be deemed to have been posted at 9.00 am on the next Business Day) and proof that any such notice was properly addressed, prepaid and posted shall be sufficient evidence that such notice has been duly served;

(d)	if sent by fax, upon receipt by the addressee of the complete text in legible form upon sending, subject to:

(i)	confirmation of uninterrupted and error-free transmission by a transmission report; and

(ii)	there having been no telephonic communication by the recipient to the sender that the fax has not been received in legible form:

(aa)	within 3 hours after sending, if sent on a Business Day and between the hours of 9.00 a.m. and 4.00 p.m.; or

(bb)	by noon on the next following Business Day if sent by 4.00 p.m. on a Business Day but before 9.00 a.m. on the next following Business Day.

27.4	Electronic communication

For the avoidance of doubt, a notice given under this Agreement shall not be validly served if sent by electronic communication.

27.5	Service Documents

The provisions of this Clause shall not apply in relation to the service of Service Documents.

27.6	Valid notices

A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28	Joint and several liability

28.1	General

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with Clause 28.2, joint.

28.2	No impairment of Borrower's obligations

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	the Lender entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	the Lender releasing any other Borrower or any Security Interest created by a Finance Document; or

(d)	any combination of the foregoing.

28.3	Principal debtors

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall in any circumstances be construed to be a surety for the obligations of any other Borrower under this Agreement.

28.4	Subordination

Subject to Clause 28.5, during the Security Period, no Borrower shall:

(a)
claim any amount which may be due to it from any other Borrower whether in respect of a payment made, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(b)	take or enforce any form of security from any other Borrower for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(c)	set off such an amount against any sum due from it to any other Borrower; or

(d)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower or other Security Party; or

(e)	exercise or assert any combination of the foregoing.

28.5	Borrower's required action

If during the Security Period, the Lender, by notice to a Borrower, requires it to take any action referred to in paragraphs (a) to (d) of Clause 28.4, in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Lender's notice.

29	Relationship between the Lender and the Swap Bank

Each Borrower acknowledges that:

(a)	it has or will enter into certain documents with the Swap Bank (including the Master Agreements) and may, under certain circumstances, become indebted to the Swap Bank;

(b)
pursuant to arrangements between the Lender and the Swap Bank, the Lender has agreed to hold the benefit of each of the Security Interests created pursuant to the Finance Documents (including the Security Interests created pursuant to each Mortgage) on trust for itself and the Swap Bank; and

(c)
the Secured Liabilities include those obligations owed by the Borrowers to the Swap Bank pursuant to the Master Agreement and the other Finance Documents entered into between the Borrowers and the Swap Bank and the obligations owed by the Borrowers to the Lender pursuant to the Swap Bank Indemnity.

30	Supplemental

30.1	Rights cumulative, non-exclusive

The rights and remedies which the Finance Documents give to the Lender are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

30.2	Invalidity

If at any time any provision of a Finance Document is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that shall not in any way affect or impair:

(a)	the validity, legality or enforceability in that jurisdiction of any other provision of that Finance Document; or

(b)	the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision of that Finance Document.

30.3	Counterparts

A Finance Document may be executed in any number of counterparts and by the parties on separate counterparts.  Each counterpart shall constitute an original of the relevant Finance Document, but together the counterparts shall constitute one document.

30.4	Third party rights

The parties do not intend that any term of this Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Agreement.

31	Governing law

This Agreement shall be governed by and construed in accordance with English law.

32	Jurisdiction

32.1	Jurisdiction of the English courts

The parties irrevocably agree, for the benefit of the Lender, and subject to Clause 32.2, that the English courts shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement.

32.2	Proceedings in other jurisdictions

Nothing in this Clause shall limit the right of the Lender in respect of any such dispute, to take proceedings against any Borrower in any other court of competent jurisdiction.

32.3	Waiver of objections

Each Borrower irrevocably agrees to waive any objection to any court specified in this Clause, whether on the grounds of venue, or on the grounds that the forum is not appropriate. Each Borrower further irrevocably agrees that a judgment of any court specified in this Clause shall be conclusive and binding upon them and may be enforced in the courts of any other jurisdiction.

33	Service of process

33.1	Address for service

The Borrowers' address for service under this Clause is Ince & Co, International House, 1 St. Katharine's Way, London E1W 1AY.  Items served at this address must be marked for the personal attention of Mr. Paul Herring.

33.2	Agreed method of service

Any Service Document may be served on a Borrower by posting it by pre-paid first class recorded delivery post to the address for service specified in this Clause, or to such other address for service within England as may be notified in accordance with Clause 27 to the Lender.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1 - Drawdown Notice

To:	Bank of Scotland plc
Pentland House
8 Lochside Avenue
Edinburgh
EH12 9DJ

Attention: Marine Finance

Drawdown Notice

1
We refer to the loan agreement (the Loan Agreement) dated **                     and made between ourselves, as Borrowers, and yourselves, as Lender, in connection with a facility of up to US$**                    .  Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow as follows:

(a)	Amount: US$** ;

(b)	Drawdown Date: ** ;

(c)	Duration of the first Interest Period shall be ** months;

(d)	Payment instructions : account in our name and numbered ** with ** of ** .

3	We represent and warrant that:

(a)	the representations and warranties in Clause 9 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Advance; and

(c)	this Drawdown Notice is the [Anawan Advance]/[Agawam Advance]/[Aquidneck Advance]/[Pequod Advance].*

4	This notice cannot be revoked without the prior consent of the Lender.

5	[We authorise you to deduct the commitment fee referred to in Clause 19.1 (b) from the amount of the Advance.]

[Name of Signatory]

Director
for and on behalf of
[                              ]

*delete as appropriate

Schedule 2 - Condition precedent documents

Part A

The following are the documents referred to in Clause 8.1(a).

1	A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part B.

2	Copies of the certificate of incorporation and constitutional documents of each Borrower and each Security Party.

3
Copies of resolutions of the shareholders and directors of each Borrower and each Security Party authorising the execution of each of the Finance Documents to which that Borrower or that Security Party is a party and, in the case of a Borrower, authorising named officers or attorneys (each an Authorised Officer) to give the Drawdown Notice and other notices under this Agreement.

4	The original of any power of attorney under which any Finance Document is executed on behalf of the Borrower or a Security Party.

5	Copies of all consents which any Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document.

6	The originals of any mandates or other documents required in connection with the opening or operation of the Earnings Accounts.

7
A survey report addressed to the Lender, stated to be for the purposes of this Agreement and dated not earlier than 45 days before the date of this Agreement from an independent marine surveyor selected by the Lender in respect of the physical condition of one of the Ships.

8	Documentary evidence that the agent for service of process named in Clause 33 has accepted its appointment.

9
Such "know your customer" documentary evidence as the Lender may require in relation to the Borrower and each Security Party to be provided in accordance with the Lender's anti-money laundering regulations.

10	Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of England and the Marshall Islands and such other relevant jurisdictions as the Lender may require.

11	If the Lender so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Lender.

12	The Lender being satisfied that:

(a)
no litigation by any entity (private or governmental) shall be pending or threatened with respect to the transactions contemplated hereunder or any documentation executed in connection therewith, or which the Lender shall determine is reasonably likely to have a materially adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, any Security Party or their subsidiaries, either individually or taken as a whole;

(b)
all necessary governmental approvals (domestic and foreign) and third party approvals and/or consents in connection with transactions contemplated by the transactions contemplated hereunder and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the judgment of the Lender, restrains, prevents, or imposes materially adverse conditions contemplated by the transactions contemplated hereunder or otherwise referred to herein.  Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the transactions contemplated by the transactions contemplated hereunder; and

(c)
nothing shall have occurred (and the Lender shall not have become aware of facts or conditions not previously known to it), which the Lender shall determine is reasonably likely to have a material adverse effect on the rights or remedies of the Lender, or on the ability of the Borrowers or any Security Party or their subsidiaries, either individually or taken as a whole, to perform their obligations to the Lender, or which is reasonably likely to have a materially adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers, the Security Parties or their subsidiaries, either individually or taken as a whole.

Part B

The following are the documents referred to in Clause 8.1(b) and apply in relation to the relevant Ship Owning Borrower and the Ship Owned by it:

1	A duly executed original of the:

(a)	Mortgage;

(b)	General Assignment;

(c)	Deed of Covenant;

(d)	Accounts Security Deed;

(e)	Release Documents relating to such Ship,

(and of each document to be delivered by each of them).

2	Documentary evidence that:

(a)	the Ship is definitively and permanently registered in the name of the Ship Owning Owner under the Bahamas flag at the Port of Nassau;

(b)	the Ship is in the absolute and unencumbered ownership of the Ship Owning Borrower save as contemplated by the Finance Documents;

(c)
the Ship maintains the class +A1, Chemical Carrier, Oil Carrier, (E), +AMS, +ACCU with the American Bureau of Shipping free of all overdue recommendations and conditions of such Classification Society;

(d)	the Mortgage has been duly registered against the Ship as a valid first priority ship mortgage in accordance with the laws of the Bahamas;

(e)	the Ship is insured in accordance with the provisions and all requirements of this Agreement in respect of insurances have been complied with; and

(f)	the Ship has satisfactory documentation relating to the upgrading of the Ship to a double hulled vessel.

3	Documents establishing that the Ship will, as from the Drawdown Date, be managed by the Approved Manager on terms acceptable to the Lender, together with:

(a)
a certified copy of the Ship Management Agreement and a letter of undertaking executed by the Approved Manager in favour of the Lender in the terms required by the Lender agreeing certain matters in relation to the management of the Ship and subordinating the rights of the Approved Manager against the Ship Owning Borrower to the rights of the Lender under the Finance Documents; and

(b)
copies of the Approved Manager's Document of Compliance and of Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Lender requires).

4
Evidence that the Borrowers have enter into arrangements with the Swap Bank pursuant to the terms of the Master Agreement, pursuant to which the Borrowers have hedged at least 50 per cent. their exposure under this Agreement to interest rate fluctuations.

5
Valuations in respect of the Ship, addressed to the Lender and stated to be for the purposes of this Agreement and dated not earlier than 45 days before the proposed Drawdown Date, showing the Market Value of the Ship being not less that 120 per cent. of the Advance to be disbursed on the relevant Drawdown Date.

6
A survey report addressed to the Lender, stated to be for the purposes of this Agreement and dated not earlier than 45 days before the date of the relevant Drawdown Date from an independent marine surveyor selected by the Lender in respect of the conversion of the Ship, from a single hulled vessel to a double hulled vessel.

7
Favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of England, the Bahamas, the Marshall Islands and such other relevant jurisdictions as the Lender may require.

8	A favourable opinion from BankServe Insurance Services Limited on such matters relating to the insurances for the Ship as the Lender may require.

9	The Lender being satisfied that:

(a)
no litigation by any entity (private or governmental) shall be pending or threatened with respect to the transactions contemplated hereunder or any documentation executed in connection therewith, or which the Lender shall determine is reasonably likely to have a materially adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, any Security Party or their subsidiaries, either individually or taken as a whole;

(b)
all necessary governmental approvals (domestic and foreign) and third party approvals and/or consents in connection with transactions contemplated by the transactions contemplated hereunder and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the judgment of the Lender, restrains, prevents, or imposes materially adverse conditions contemplated by the transactions contemplated hereunder or otherwise referred to herein.  Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the transactions contemplated by the transactions contemplated hereunder; and

(c)
nothing shall have occurred (and the Lender shall not have become aware of facts or conditions not previously known to it), which the Lender shall determine is reasonably likely to have a material adverse effect on the rights or remedies of the Lender, or on the ability of the Borrowers or any Security Party or their subsidiaries, either individually or taken as a whole, to perform their obligations to the Lender, or which is reasonably likely to have a materially adverse effect on the business, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrowers, the Security Parties or their subsidiaries, either individually or taken as a whole.

Schedule 3 – Mandatory Cost formula

1
The Mandatory Cost is an addition to the interest rate to compensate the Lender for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
The Mandatory Cost where the Lender is lending from a lending office in a Participating Member State will be the percentage notified by the Lender to the Borrowers.  This percentage will be certified by the Lender in its notice to the Borrowers to be its reasonable determination of the cost (expressed as a percentage of all Advances made by the Lender from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

3
The Mandatory Cost where the Lender is lending from a lending office in the United Kingdom will be calculated by the Lender as a percentage rate per annum on the first day of each Interest Period (or as soon as practicable thereafter) as follows

E x 0.01	per cent per annum
300

where "E" is designed to compensate the Lender for amounts payable under the Fees Rules and is calculated by the Lender as being the rate of charge payable by the Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Lender as being the average of the Fee Tariffs applicable to the Lender for that financial year) and expressed in pounds per £1,000,000.

4	For the purposes of this Schedule:

(a)
Fees Rules means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)
Fee Tariffs means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(c)
Participating Member State means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union; and

(d)	Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

5
Any determination by the Lender pursuant to this Schedule in relation to a formula, the Mandatory Cost or any amount payable to the Lender shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

6
The Lender may from time to time, after consultation with the Borrowers, determine and notify to the Borrowers any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

Schedule 4 - Designation notice

**                    [Lender]

**

**

Dear Sirs

Loan Agreement dated **                     made between (i) ourselves as Borrowers and (ii) yourselves as Lender (the Loan Agreement).

We refer to:-

1	The Loan Agreement;

2	the Master Agreement dated ** made between ourselves and ** ; and

3	a Confirmation delivered pursuant to the said Master Agreement dated ** and addressed by ** to us.

We hereby give you notice of the Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a "Designated Transaction" for the purposes of the Loan Agreement and the Finance Documents.

Yours faithfully,

**                    [Name of Borrowers]

Appendix A – Form of Mortgage

Appendix B – Form of Deed of Covenant

Appendix C – Form of General Assignment

Appendix D – Form of Accounts Security Deed

Appendix E – Form of Guarantee

Appendix F – Form of Master Agreement Assignment

Borrowers

Signed by	)
duly authorised for and on behalf of	)
Agawam Shipping Corp.	)

Signed by	)
duly authorised for and on behalf of	)
Aquidneck Shipping Corp.	)

Signed by	)
duly authorised for and on behalf of	)
Anawan Shipping Corp.	)

Signed by	)
duly authorised for and on behalf of	)
Isabelle Shipholdings Corp.	)

Signed by	)
duly authorised for and on behalf of	)
Boss Tankers Ltd.	)

Lender

Signed by	)
duly authorised for and on behalf of	)
Bank of Scotland plc	)

Swap Bank

Signed by	)
duly authorised for and on behalf of	)
Bank of Scotland plc	)